                                                                    EXHIBIT 10.4


                               WHIDBEY ISLAND BANK
                         DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into by and between Washington Banking Company (the "WBC") and _____________ ("Director"). The WBC and Director agree as follows:

Pursuant to the Bank's Director Stock Option Plan as presently in effect (the "Plan"), the Bank hereby grants to Director an irrevocable nonqualified stock option to purchase __ shares of common stock (par value $20.00 per share) of the WBC at an option price of $1,387.90 per share, payable in cash.

The date of grant of this option is _________________. This option shall terminate on_________________, unless sooner terminated by reason of death, disability or other termination of status as a director, as provided in the Plan.

This option shall become exercisable (i.e., vest) subject to the provisions of the Plan, as follows: in 20% portions (i.e., ___ shares) on each succeeding anniversary of the date of grant. From the date that this option (or any portion thereof) first becomes exercisable through the date of its termination, Director may exercise it, in whole or in part at any time and from time to time. This option may only be exercised if it is exercised in the manner provided by the Plan. Exercise must be by actual delivery to the WBC of a written notice of exercise signed by Director specifying the number of shares and option price and accompanied by payment of the full amount of the option price.

All of the terms and conditions of the Plan are incorporated by this reference as part of this Agreement as if such terms and conditions had been included in this Agreement.

EXECUTED as of _________________.

DIRECTOR:                                   WBC:

                                            WASHlNGTON BANKING COMPANY



----------------------------                ----------------------------------
_________________                           Michal D. Cann, President & CEO